Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290

News Release
HEALTHCARE REALTY TRUST REPORTS RESULTS FOR THE FIRST QUARTER

The Company is focused on its top priorities of capital allocation and operational momentum to accelerate FFO growth and improve dividend coverage.

CAPITAL ALLOCATION MOMENTUM
•Announced a $383 million JV with KKR at a 6.6% cap rate with expected proceeds of $300 million
•Expects additional proceeds of more than $300 million within 90 days from separate transactions
•Repurchased 3.0 million shares totaling $41.7 million in April

OPERATIONAL MOMENTUM
•Delivered multi-tenant absorption of 57,000 square feet, or 17 basis points, on pace with expectations
•Generated strong new leasing momentum with new leases of approximately 440,000 square feet
•Improved tenant retention to 84.8%, up from 78.2% in fourth quarter 2023

NASHVILLE, Tennessee, May 7, 2024 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the first quarter ended March 31, 2024. Net (loss) income attributable to common stockholders for the three months ended March 31, 2024 was $(310.8) million, or $(0.82) per diluted common share. Normalized FFO per share totaled $0.39 for the three months ended March 31, 2024.

CAPITAL ALLOCATION
•The Company announced a strategic JV with KKR & Co., Inc. with the following key terms:
◦The Company will contribute 12 existing properties at a value of $382.5 million, representing a cap rate of approximately 6.6%.
◦KKR will make an initial capital contribution into the JV equal to 80% of the value of the properties.
◦The Company will retain a 20% interest and will manage the JV, as well as continue to oversee day-to-day operations and leasing of the properties.
◦The JV is expected to generate approximately $300 million of proceeds to the Company, and the contribution of the properties is expected to occur throughout May and June, subject to customary closing conditions.
◦Asset-level financing is not expected to be used for the initial JV seed portfolio or future investments.
◦KKR has also committed up to $600 million of additional equity capital to invest in high-quality stabilized MOBs, which may include additional contributions of the Company's properties.
•The Company has additional transactions under contract and letters of intent that are expected to generate further proceeds of more than $300 million within 90 days.

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•The impact of additional transactions as well as the KKR JV will be incorporated into the Company's guidance expectations when they are completed.
•Proceeds are expected to be used to repurchase shares on a leverage neutral basis, maintaining debt to adjusted EBITDA between 6.0 and 6.5 times.
•In April, the Company repurchased 3.0 million shares totaling $41.7 million at an average price of $14.07 per share.
•The Company's Board of Directors has authorized the repurchase of up to $500.0 million of outstanding shares of the Company’s common stock.

MULTI-TENANT OCCUPANCY AND ABSORPTION
•Multi-tenant sequential occupancy gains were in-line with expectations provided in the February 2024 Investor Presentation as shown below:

1Q 2024 ACTUAL
Absorption (SF)	56,972
Change in occupancy (bps)	+ 17

•Strong multi-tenant absorption was noteworthy given the 1,603,000 square feet of expirations in first quarter, nearly double the expirations in the fourth quarter 2023 and the highest quarterly level scheduled in 2024.
•The multi-tenant portfolio leased percentage was 87.1% at March 31, which was 170 basis points greater than occupancy of 85.4%.
•Multi-tenant occupancy has increased by 70 basis points since third quarter of 2023. For the Legacy HTA properties, multi-tenant occupancy has increased by 130 basis points for the same period.
•The multi-tenant occupancy and NOI bridge can be found on page 5 of the Key Highlights Investor Presentation.

LEASING
•Portfolio leasing activity that commenced in the first quarter totaled 2,077,000 square feet related to 411 leases:
◦1,595,000 square feet of renewals
◦482,000 square feet of new and expansion lease commencements
•The Company signed new leases totaling approximately 440,000 square feet in the quarter.

SAME STORE
•Same Store cash NOI for the first quarter increased 3.0% over the same quarter in the prior year, up from 2.7% year over year growth in fourth quarter 2023.
•Tenant retention for the first quarter was 84.8%, an increase from 78.2% in fourth quarter 2023.

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•Operating expense growth was 1.7% over the same quarter in the prior year, down from 4.1% year over year growth in fourth quarter 2023.
•First quarter predictive growth measures in the Same Store portfolio include:
◦Average in-place rent increases of 2.8%
◦Future annual contractual increases of 2.9% for leases commencing in the quarter.
◦Weighted average MOB cash leasing spreads of 3.7% on 1,313,000 square feet renewed:
▪4% (<0% spread)
▪10% (0-3%)
▪54% (3-4%)
▪31% (>4%)

BALANCE SHEET
•Net debt to adjusted EBITDA was 6.5 times at March 31, 2024.
•In March 2024, the Company reduced its credit spread on its term loans and credit facility by 1 basis point as a result of meeting certain sustainability targets.
•As of March 31, 2024, variable rate debt was 10% of outstanding, an improvement from 16% as of March 31, 2023.

DIVIDEND
•The Company is focused on its top priorities of capital allocation and operational momentum to accelerate earnings growth and improve dividend coverage.
•A dividend of $0.31 per share was paid in March 2024. A dividend of $0.31 per share will be paid on May 23, 2024 to stockholders and OP unitholders of record on May 13, 2024.

GUIDANCE
•The Company affirms its 2024 Normalized FFO per share guidance as shown below:

	ACTUAL	EXPECTED 2Q 2024		EXPECTED 2024
	1Q 2024	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.82)	$(0.12)	$(0.11)	$(1.30)	$(0.80)
NAREIT FFO per share	$(0.30)	$0.35	$0.36	$0.77	$0.82
Normalized FFO per share	$0.39	$0.38	$0.39	$1.52	$1.58

•The Company's 2024 guidance range includes activities outlined in the Components of Expected FFO on page 27 of the Supplemental Information.
•The Company's 2024 guidance range does not include any assumptions for recently announced or prospective JV seed portfolios, dispositions or share repurchases. These transactions will be incorporated into the Company's guidance expectations after completion.

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•The Company's earnings per share and NAREIT FFO per share guidance ranges have been updated to reflect the impact of non-cash goodwill and real estate impairments recognized in 1Q 2024, as applicable.

The 2024 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

EARNINGS CALL
•On Tuesday, May 7, 2024, at 12:00 p.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
•Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
•Live Conference Call Access Details:
◦Domestic Toll-Free Number: +1 833-470-1428 access code 240790;
◦All Other Locations: +1 404-975-4839 access code 240790.
•Replay Information:
◦Domestic Toll-Free Number: +1 866-813-9403 access code 656103;
◦All Other Locations: +1 929-458-6194 access code 656103.

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As the first and largest REIT to specialize in medical outpatient buildings, Healthcare Realty's portfolio includes nearly 700 properties totaling over 40 million square feet concentrated in 15 growth markets.

Additional information regarding the Company, including this quarter's operations, can be found at www.healthcarerealty.com. In addition to the historical information contained within, this press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: the Company's expected results may not be achieved; failure to realize the expected benefits of the Merger; significant transaction costs and/or unknown or inestimable liabilities; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in the Company’s proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on the Company’s business, results of operations, cash flows and financial condition. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2023 Annual Report on Form 10-K and in its other filings with the SEC.

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Consolidated Balance Sheets
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Real estate properties
Land	$1,342,895	$1,343,265	$1,387,821	$1,424,453	$1,412,805
Buildings and improvements	10,902,835	10,881,373	11,004,195	11,188,821	11,196,297
Lease intangibles	816,303	836,302	890,273	922,029	929,008
Personal property	12,720	12,718	12,686	12,615	11,945
Investment in financing receivables, net	122,001	122,602	120,975	121,315	120,692
Financing lease right-of-use assets	81,805	82,209	82,613	83,016	83,420
Construction in progress	70,651	60,727	85,644	53,311	42,615
Land held for development	59,871	59,871	59,871	78,411	69,575
Total real estate investments	13,409,081	13,399,067	13,644,078	13,883,971	13,866,357
Less accumulated depreciation and amortization	(2,374,047)	(2,226,853)	(2,093,952)	(1,983,944)	(1,810,093)
Total real estate investments, net	11,035,034	11,172,214	11,550,126	11,900,027	12,056,264
Cash and cash equivalents	26,172	25,699	24,668	35,904	49,941
Assets held for sale, net	30,968	8,834	57,638	151	3,579
Operating lease right-of-use assets	273,949	275,975	323,759	333,224	336,112
Investments in unconsolidated joint ventures	309,754	311,511	325,453	327,245	327,746
Other assets, net and goodwill	605,047	842,898	822,084	797,796	795,242
Total assets	$12,280,924	$12,637,131	$13,103,728	$13,394,347	$13,568,884

LIABILITIES AND STOCKHOLDERS' EQUITY
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Liabilities
Notes and bonds payable	$5,108,279	$4,994,859	$5,227,413	$5,340,272	$5,361,699
Accounts payable and accrued liabilities	163,172	211,994	204,947	196,147	155,210
Liabilities of properties held for sale	700	295	3,814	222	277
Operating lease liabilities	229,223	229,714	273,319	278,479	279,637
Financing lease liabilities	74,769	74,503	74,087	73,629	73,193
Other liabilities	197,763	202,984	211,365	219,694	232,029
Total liabilities	5,773,906	5,714,349	5,994,945	6,108,443	6,102,045

Redeemable non-controlling interests	3,880	3,868	3,195	2,487	2,000

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,815	3,810	3,809	3,808	3,808
Additional paid-in capital	9,609,530	9,602,592	9,597,629	9,595,033	9,591,194
Accumulated other comprehensive (loss) income	4,791	(10,741)	17,079	9,328	(8,554)
Cumulative net income attributable to common stockholders	717,958	1,028,794	1,069,327	1,137,171	1,219,930
Cumulative dividends	(3,920,199)	(3,801,793)	(3,684,144)	(3,565,941)	(3,447,750)
Total stockholders' equity	6,415,895	6,822,662	7,003,700	7,179,399	7,358,628
Non-controlling interest	87,243	96,252	101,888	104,018	106,211
Total Equity	6,503,138	6,918,914	7,105,588	7,283,417	7,464,839
Total liabilities and stockholders' equity	$12,280,924	$12,637,131	$13,103,728	$13,394,347	$13,568,884

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Consolidated Statements of Income
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Revenues
Rental income	$318,076	$322,076	$333,335	$329,680	$324,093
Interest income	4,538	4,422	4,264	4,233	4,214
Other operating	4,191	3,943	4,661	4,230	4,618
	326,805	330,441	342,260	338,143	332,925
Expenses
Property operating	121,078	121,362	131,639	125,395	122,040
General and administrative	14,787	14,609	13,396	15,464	14,935
Normalizing items [1]	—	(1,445)	—	(275)	—
Normalized general and administrative	14,787	13,164	13,396	15,189	14,935
Transaction costs	395	301	769	669	287
Merger-related costs	—	1,414	7,450	(15,670)	4,855
Depreciation and amortization	178,119	180,049	182,989	183,193	184,479
	314,379	317,735	336,243	309,051	326,596
Other income (expense)
Interest expense before merger-related fair value	(50,949)	(52,387)	(55,637)	(54,780)	(52,895)
Merger-related fair value adjustment	(10,105)	(10,800)	(10,667)	(10,554)	(10,864)
Interest expense	(61,054)	(63,187)	(66,304)	(65,334)	(63,759)
Gain on sales of real estate properties	22	20,573	48,811	7,156	1,007
Gain (loss) on extinguishment of debt	—	—	62	—	—
Impairment of real estate assets and credit loss reserves	(15,937)	(11,403)	(56,873)	(55,215)	(31,422)
Impairment of goodwill	(250,530)	—	—	—	—
Equity (loss) gain from unconsolidated joint ventures	(422)	(430)	(456)	(17)	(780)
Interest and other income (expense), net	275	65	139	592	547
	(327,646)	(54,382)	(74,621)	(112,818)	(94,407)
Net (loss) income	$(315,220)	$(41,676)	$(68,604)	$(83,726)	$(88,078)
Net loss (income) attributable to non-controlling interests	4,384	1,143	760	967	953
Net (loss) income attributable to common stockholders	$(310,836)	$(40,533)	$(67,844)	$(82,759)	$(87,125)

Basic earnings per common share	$(0.82)	$(0.11)	$(0.18)	$(0.22)	$(0.23)
Diluted earnings per common share	$(0.82)	$(0.11)	$(0.18)	$(0.22)	$(0.23)

Weighted average common shares outstanding - basic	379,455	379,044	378,925	378,897	378,840
Weighted average common shares outstanding - diluted [2]	379,455	379,044	378,925	378,897	378,840

14Q 2023 normalizing items include severance costs and and 2Q 2023 includes non-routine legal costs..
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the Company's OP totaling 3,681,225 units was not included.

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Reconciliation of FFO, Normalized FFO and FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Net (loss) income attributable to common stockholders	$(310,836)	$(40,533)	$(67,844)	$(82,759)	$(87,125)
Net loss attributable to common stockholders/diluted share [3]	$(0.82)	$(0.11)	$(0.18)	$(0.22)	$(0.23)

Gain on sales of real estate assets	(22)	(20,573)	(48,811)	(7,156)	(1,007)
Impairments of real estate assets	15,937	11,403	56,873	55,215	26,227
Real estate depreciation and amortization	181,161	182,272	185,143	185,003	186,109
Non-controlling loss from partnership units	(4,278)	(491)	(841)	(1,027)	(1,067)
Unconsolidated JV depreciation and amortization	4,568	4,442	4,421	4,412	4,841
FFO adjustments	$197,366	$177,053	$196,785	$236,447	$215,103
FFO adjustments per common share - diluted	$0.51	$0.46	$0.51	$0.62	$0.56
FFO	$(113,470)	$136,520	$128,941	$153,688	$127,978
FFO per common share - diluted [4]	$(0.30)	$0.36	$0.34	$0.40	$0.33

Transaction costs	395	301	769	669	287
Merger-related costs	—	1,414	7,450	(15,670)	4,855
Lease intangible amortization	175	261	213	240	146
Non-routine legal costs/forfeited earnest money received	—	(100)	—	275	—
Debt financing costs	—	—	(62)	—	—
Severance costs	—	1,445	—	—	—
Impairment of goodwill	250,530	—	—	—	—
Allowance for credit losses [5]	—	—	—	—	8,599
Merger-related fair value adjustment	10,105	10,800	10,667	10,554	10,864
Unconsolidated JV normalizing items [6]	87	89	90	93	117
Normalized FFO adjustments	$261,292	$14,210	$19,127	$(3,839)	$24,868
Normalized FFO adjustments per common share - diluted	$0.68	$0.04	$0.05	$(0.01)	$0.06
Normalized FFO	$147,822	$150,730	$148,068	$149,849	$152,846
Normalized FFO per common share - diluted	$0.39	$0.39	$0.39	$0.39	$0.40

Non-real estate depreciation and amortization	485	685	475	802	604
Non-cash interest amortization, net [7]	1,277	1,265	1,402	1,618	682
Rent reserves, net	(151)	1,404	442	(54)	1,371
Straight-line rent income, net	(7,633)	(7,872)	(8,470)	(8,005)	(8,246)
Stock-based compensation	3,562	3,566	2,556	3,924	3,745
Unconsolidated JV non-cash items [8]	(122)	(206)	(231)	(316)	(227)
Normalized FFO adjusted for non-cash items	145,240	149,572	144,242	147,818	150,775
2nd generation TI	(20,204)	(18,715)	(21,248)	(17,236)	(8,882)
Leasing commissions paid	(15,215)	(14,978)	(8,907)	(5,493)	(7,013)
Capital expenditures	(5,363)	(17,393)	(14,354)	(8,649)	(8,946)
Total maintenance capex	(40,782)	(51,086)	(44,509)	(31,378)	(24,841)
FAD	$104,458	$98,486	$99,733	$116,440	$125,934
Quarterly/annual dividends	$119,541	$118,897	$119,456	$119,444	$119,442
FFO wtd avg common shares outstanding - diluted [9]	383,413	383,326	383,428	383,409	383,335

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4For 1Q 2024, basic weighted average common shares outstanding was the denominator used in the per share calculation.
5In 1Q 2023, allowance for credit losses included a $5.2 million credit allowance for a mezzanine loan and a $3.4 million reserve for three skilled nursing facilities.
6Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
7Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
8Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
9The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 254,261 for the three months ended March 31, 2024. Also includes the diluted impact of 3,681,225 OP units outstanding.

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Reconciliation of Non-GAAP Measures
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA - UNAUDITED

Management considers funds from operations ("FFO"), FFO per share, normalized FFO, normalized FFO per share, funds available for distribution ("FAD") to be useful non-GAAP measures of the Company's operating performance. A non-GAAP financial measure is generally defined as one that purports to measure historical financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP. Set forth below are descriptions of the non-GAAP financial measures management considers relevant to the Company's business and useful to investors.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs.

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”). NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.” The Company defines Normalized FFO as FFO excluding acquisition-related expenses, lease intangible amortization and other normalizing items that are unusual and infrequent in nature. FAD is presented by adding to Normalized FFO non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense and rent reserves, net; and subtracting maintenance capital expenditures, including second generation tenant improvements and leasing commissions paid and straight-line rent income, net of expense. The Company's definition of these terms may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts. FFO, Normalized FFO and FAD do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO, Normalized FFO and FAD should be reviewed in connection with GAAP financial measures.

Management believes FFO, FFO per share, Normalized FFO, Normalized FFO per share, and FAD provide an understanding of the operating performance of the Company’s properties without giving effect to certain significant non-cash items, including depreciation and amortization expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. The Company believes that by excluding the effect of depreciation, amortization, gains or losses from sales of real estate, and other normalizing items that are unusual and infrequent, FFO, FFO per share, Normalized FFO, Normalized FFO per share and FAD can facilitate comparisons of operating performance between periods. The Company reports these measures because they have been observed by management to be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because these measures are consistently reported, discussed, and compared by research analysts in their notes and publications about REITs.

Merger Combined Cash NOI and Merger Combined Same Store Cash NOI are key performance indicators. Management considers these to be supplemental measures that allow investors, analysts and Company management to measure unlevered property-level operating results. The Company defines Merger Combined Cash NOI as rental income and less property operating expenses. Merger Combined Cash NOI excludes non-cash items such as above and below market lease intangibles, straight-line rent, lease inducements, lease termination fees, tenant improvement amortization and leasing commission amortization. Merger Combined Cash NOI is historical and not necessarily indicative of future results.

Merger Combined Same Store Cash NOI compares Merger Combined Cash NOI for stabilized properties. Stabilized properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, stabilized properties exclude properties that were recently acquired or disposed of, properties classified as held for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
The Company utilizes the redevelopment classification for properties where management has approved a change in strategic direction for such properties through the application of additional resources including an amount of capital expenditures significantly above routine maintenance and capital improvement expenditures.
Any recently acquired property will be included in the same store pool once the Company has owned the property for eight full quarters. Newly developed or redeveloped properties will be included in the same store pool eight full quarters after substantial completion.

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